Exhibit 99.1

CONTACT: Terry Hammett, Investor Relations
Commercial Vehicle Group, Inc.
(614) 289-5384
FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES SECOND QUARTER 2016 RESULTS
Continued Progress with Cost Cutting and Restructuring

	Second Quarter
	2016		2015
($ in millions except EPS)	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues	$178.3	$178.3	$217.6	$217.6
Operating Income	$8.4	$8.9	$11.6	$12.1
Net Income	$2.7	$3.0	$3.2	$3.5
EPS	$0.09	$0.10	$0.11	$0.12
(See Appendix A for Reconciliation of GAAP to Non-GAAP Financial Measures )

NEW ALBANY, OHIO, August 3, 2016 /PRNewswire/ – Commercial Vehicle Group, Inc. (the “Company”) (Nasdaq: CVGI) today reported financial results for the second quarter ended June 30, 2016.

Patrick Miller, President and CEO, stated, “I am proud of the diligent efforts being made by our various CVG teams to effectively reduce costs during a challenging sales environment.  The Global Construction group is making progress year over year which is reflected by improved profits on slightly lower sales, the Global Truck team is achieving our decremental margin expectations, and our support groups are contributing through supply chain management, lean initiatives, and spending control.  Additionally, a portion of the restructuring initiatives are already positively contributing to the results.  We are facing some difficult market headwinds and are working hard to manage the areas in our control which is showing up in the quarterly results."

Tim Trenary, Chief Financial Officer, stated, “Our margins continue to benefit from our operational excellence, centrally led procurement and logistics, cost reduction and facility restructuring initiatives. Gross profit margin is flat year over year on eighteen percent less sales, and selling general and administrative expense for the quarter is down $2 million from a year ago, or by 11percent. Our focus on working capital employed in the business is paying dividends too; cash build for the first six months of the year was $32 million. All things considered, we are pleased with our performance."

Consolidated Results

•
Second quarter 2016 revenues were $178.3 million, compared to $217.6 million in the prior-year period, a decrease of 18.1 percent. The decrease in revenues period-over-period is driven primarily by the retreat of North American heavy-duty truck production volumes from near historically high levels in 2015 and the continued softness in the global construction and agriculture markets we serve. Foreign currency translation adversely impacted second quarter 2016 revenues by $1.5 million, or by 0.7 percent when compared to the same period in the prior year.

•
Operating income in the second quarter 2016 was $8.4 million, compared to operating income of $11.6 million in the prior-year period. The decrease in operating income period-over-period was primarily the result of decreased revenues, offset by operational improvements and the benefits from cost reduction and restructuring actions. Second quarter 2016 results include $0.5 million of costs associated with our ongoing restructuring initiatives. Second quarter 2015 results include $0.5 million of costs associated with the closure of our Tigard, Oregon facility.

•
Net income was $2.7 million in the second quarter 2016, or $0.09 per diluted share, compared to net income of $3.2 million, or $0.11 per diluted share, in the prior-year period. Earnings per share, as adjusted for special items, were $0.10 per diluted share in second quarter 2016, compared to $0.12 per diluted share in the prior-year period. Net income in the second quarter 2016 benefited from a lower effective tax rate period-over-period.

For the period ending June 30, 2016, the Company did not have any borrowings under its asset-based revolver and therefore was not subject to any financial maintenance covenants. At June 30, 2016, the Company had liquidity of $162 million, $124 million of cash and $38 million of availability from our asset based revolver.

Segment Results

Global Truck and Bus Segment

•
Revenues for the Global Truck and Bus Segment for the second quarter 2016 were $112.1 million compared to $149.3 million for the prior-year period, a decrease of 24.9 percent primarily resulting from lower North American heavy-duty truck production when compared to the same period in the prior year.

•
Operating income for the second quarter 2016 was $8.5 million compared to operating income of $15.1 million for the prior-year period. The decrease in operating income period-over-period is primarily the result of the decrease in revenues offset by operational improvements and the benefit of the cost reduction and restructuring actions. Second quarter 2016 results include $0.3 million of costs associated with our ongoing restructuring initiatives. Second quarter 2015 results include $0.5 million of costs associated with the closure of our Tigard, Oregon facility.

Global Construction and Agriculture Segment

•
Revenues for the Global Construction and Agriculture Segment for the second quarter 2016 were $68.5 million compared to $70.7 million in the prior-year period, a decrease of 3.1 percent. The global construction and agriculture end markets for which we manufacture products continue to be soft. Foreign currency translation adversely impacted second quarter 2016 revenues by $1.5 million, or by 2.1 percent when compared to the same period in the prior year.

•
Operating income for the second quarter 2016 was $5.5 million compared to operating income of $2.8 million for the prior-year period. Improvement in operating income period-over-period resulted primarily from operational improvements and the benefit of the cost reduction and restructuring actions. Second quarter 2016 results include $0.2 million of costs associated with our ongoing restructuring initiatives.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A to this release.

2016 End Market Outlook

Management estimates that the 2016 North American Class 8 truck production will be in the range of 215,000 - 235,000 units, down from a near historically high level of 323,000 units in 2015, while North American Class 5-7 production is expected to be stable year-over-year. Management believes there is a continuing bias toward softness in the global construction and agriculture equipment markets.

CONFERENCE CALL

A conference call to discuss this press release is scheduled for Thursday, August 4, 2016, at 3:00 p.m. ET. To participate, dial (866) 300-8704 using conference code 46540432.

This call is being webcast by Nasdaq and can be accessed at Commercial Vehicle Group’s Web site at www.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (855) 859-2056 using access code 46540432.

About Commercial Vehicle Group, Inc.
Commercial Vehicle Group, Inc. is a Delaware (USA) corporation. We were formed as a privately-held company in August 2000. We became a publicly held company in 2004. The Company (and its subsidiaries) is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the medium- and heavy-duty truck market, the medium-and heavy-construction vehicle markets, the military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational (ATV/UTV) markets. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and enhance the Company, the future of the Company’s end markets, Class 8 North America build rates, performance of the global construction equipment business, expected cost savings, enhanced shareholder value and other economic benefits of the consulting services, the Company’s initiatives to address customer needs, organic growth, the Company’s economic growth plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company's ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck, construction, aftermarket, military, bus, agriculture and other markets; (v) the Company’s failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company's customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (viii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (ix) the Company’s ability to comply with the financial covenants in its revolving credit facility; (x) the

Company’s ability to realize the benefits of its cost reduction and strategic initiatives; (xi) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (xii) volatility and cyclicality in the commercial vehicle market adversely affecting us; and (xiii) various other risks as outlined under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for fiscal year ending December 31, 2015. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$178,251	$217,617	$358,543	$437,920
Cost of Revenues	153,920	188,111	308,507	379,340
Gross Profit	24,331	29,506	50,036	58,580
Selling, General and Administrative Expenses	15,585	17,585	32,376	35,124
Amortization Expense	319	333	652	669
Operating Income	8,427	11,588	17,008	22,787
Interest and Other Expense	4,926	5,056	9,784	10,153
Income Before Provision for Income Taxes	3,501	6,532	7,224	12,634
Provision for Income Taxes	781	3,327	1,941	5,836
Net Income	2,720	3,205	5,283	6,798
Less: Non-controlling interest in subsidiary’s income	—	—	—	1
Net Income Attributable to CVG Stockholders	$2,720	$3,205	$5,283	$6,797

Earnings per Common Share:
Basic and Diluted	$0.09	$0.11	$0.18	$0.23

Weighted Average Shares Outstanding:
Basic	29,449	29,149	29,449	29,149
Diluted	29,756	29,336	29,632	29,271

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except share and per share amounts)

	June 30, 2016	(As Adjusted) December 31, 2015
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$124,385	$92,194
Accounts receivable, net of allowances of $4,215 and $4,539, respectively	116,375	130,240
Inventories	66,977	75,658
Other current assets	11,273	10,185
Total current assets	319,010	308,277
Property, plant and equipment, net of accumulated depreciation of $136,793 and $134,598, respectively	66,482	70,961
Goodwill	7,720	7,834
Intangible assets, net of accumulated amortization of $6,408 and $6,858, respectively	16,197	16,946
Deferred income taxes, net	24,514	25,253
Other assets	4,504	4,771
Total assets	$438,427	$434,042
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$63,184	$66,657
Accrued liabilities and other	50,793	48,196
Total current liabilities	113,977	114,853
Long-term debt	232,758	232,363
Pension and other post-retirement benefits	16,598	17,233
Other long-term liabilities	3,942	3,663
Total liabilities	367,275	368,112
STOCKHOLDERS’ EQUITY:
Preferred stock: $0.01 par value (5,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock: $0.01 par value (60,000,000 shares authorized; 29,448,779 shares issued and outstanding)	294	294
Treasury stock purchased from employees; 879,404 shares	(7,039)	(7,039)
Additional paid-in capital	236,141	234,760
Retained deficit	(117,148)	(122,431)
Accumulated other comprehensive loss	(41,096)	(39,654)
Total stockholders’ equity	71,152	65,930
Total liabilities and stockholders’ equity	$438,427	$434,042

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION (Unaudited)
(Amounts in thousands)

	Three Months Ended June 30,
	Global Truck & Bus		Global Construction & Agriculture		Corporate / Other		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Revenues
External Revenues	$111,883	$149,263	$66,368	$68,354	$—	$—	$178,251	$217,617
Intersegment Revenues	243	82	2,157	2,343	(2,400)	(2,425)	—	—
Total Revenues	$112,126	$149,345	$68,525	$70,697	$(2,400)	$(2,425)	$178,251	$217,617
Gross Profit	14,432	22,885	10,270	7,570	(371)	(949)	24,331	29,506
Selling, General & Administrative Expenses	5,642	7,492	4,780	4,690	5,163	5,403	15,585	17,585
Operating Income	8,506	15,095	5,455	2,845	(5,534)	(6,352)	8,427	11,588

	Six Months Ended June 30,
	Global Truck & Bus		Global Construction & Agriculture		Corporate / Other		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Revenues
External Revenues	$228,167	$295,068	$130,376	$142,852	$—	$—	$358,543	$437,920
Intersegment Revenues	463	183	3,917	5,892	(4,380)	(6,075)	—	—
Total Revenues	$228,630	$295,251	$134,293	$148,744	$(4,380)	$(6,075)	$358,543	$437,920
Gross Profit	32,255	44,230	18,576	16,261	(795)	(1,911)	50,036	58,580
Selling, General & Administrative Expenses	12,137	14,438	9,271	9,731	10,968	10,955	32,376	35,124
Operating Income	19,535	29,195	9,235	6,459	(11,762)	(12,867)	17,008	22,787

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating Income, as reported	$8,427	$11,588	$17,008	$22,787
Restructuring [1]	495	463	768	1,142
Impaired Asset [2]	—	—	616	—
Adjusted Operating Income	$8,922	$12,051	$18,392	$23,929

Operating Income Margin, as reported	4.7%	5.3%	4.7%	5.2%
Restructuring [1]	0.3	0.2	0.2	0.3
Impaired Asset [2]	—	—	0.2	—
Adjusted Operating Income Margin	5.0%	5.5%	5.1%	5.5%

Net Income, as reported	$2,720	$3,205	$5,283	$6,798
Restructuring [1]	495	463	768	1,142
Impaired Asset [2]	—	—	616	—
Income Tax [3]	(223)	(208)	(623)	(514)
Adjusted Net Income	$2,992	$3,460	$6,044	$7,426

Basic and Diluted EPS, as reported	$0.09	$0.11	$0.18	$0.23
Restructuring [1], net of tax	0.01	0.01	0.01	0.02
Impaired Asset [2], net of tax	—	—	0.01	—
Adjusted Basic and Diluted EPS	$0.10	$0.12	$0.20	$0.25
[1] Costs associated with restructuring, including employee severance and retention costs, lease cancellation costs, building repairs and costs to transfer equipment.
[2] Write down to market value of assets held for sale.
[3] Adjusted Net Income is calculated by applying an assumed 45 percent tax rate to the special items. This rate may not reflect the effective tax rate for the periods presented.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items and charges that management believes reflect the cost reduction and restructuring actions being undertaken by the Company. These items and charges that are excluded have taken place over multiple prior periods without predictable trends. Management uses these non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning and to, in part, determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and comparable reporting periods. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.